EXHIBIT 99.1

P2 Solar, Inc. Announces Appointment of New Director

Vancouver, BC, January 11, 2024, ─ P2 Solar, Inc. (OTC Pink: PTOS) ("P2 Solar" or the "Company") announces that effective January 10, 2024, it has appointed Mr. Sham Dhari as a director of the company until the next Annual General meeting.

Mr. Dhari is an Electrical Engineer who brings more than 35 years of experience and knowledge to the Company. Management believes he will be a great asset to the Company as it moves forward with the expansion of its solar installation business in 2024.

With this appointment, the Company’s board will comprise three directors, two of whom are independent. For further information, please contact:

Raj-Mohinder Gurm

President, CEO and Director

Telephone: (778) 321.0047

Email: raj@p2solar.com

Safe Harbor Statement

Statements made in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. Risk factors that could cause actual results to differ materially from those projected in forward-looking statements include, but are not limited to, general business conditions, managing growth, and political and other business risks. All forward-looking statements are expressly qualified in their entirety by this Cautionary Statement and the risks and other factors detailed in P2 Solar, Inc.'s reports filed with the Securities and Exchange Commission. P2 Solar, Inc. undertakes no duty to update these forward-looking statements.